EXHIBIT 23.5


           [LETTERHEAD OF MATHEWS, COLLINS, SHEPHERD & GOULD, P.A.]



                                        July 24, 2000



To: Celgene Corporation
    Paula M. Corsaro, Esq.
     (212)969-3068


Ladies and Gentlemen:


Mathews, Collins, Shepherd & Gould, P.A. hereby consents to the use of its name as an expert in the current S-4 Registration.



                                        Mathews,   Collins,  Shepherd  &  Gould,
P.A.




                                        By: /s/ Bruce M. Collins
                                          -------------------------------------
                                          Bruce M. Collins